Exhibit 5.1

Our ref	AB/JC/1066415/0001/G10234663v3

DD3 Acquisition Corp. Ritter House Wickhams Cay II P.O. Box 4041 Road Town Tortola British Virgin Islands		10 October 2018
(the “Addressee”)

Dear Sirs

DD3 Acquisition Corp. (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company's registration statement on Form S-1, including all amendments or supplements to such form filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (File No. 333-227423) (the “Registration Statement”), relating to the offering and sale of (i) up to 5,750,000 units (including up to 750,000 units included in the over-allotment option granted to the underwriter, Early Bird Capital Inc.) (each a “Unit” and together the “Units”) with each Unit consisting of one ordinary share of no par value in the Company (each a “Share” and together the “Shares”) and one warrant, exercisable on the later of 30 days after the completion of an initial business combination by the Company and 12 months from the date of the prospectus in respect of the Units, to purchase one Share (each a “Warrant” and together the “Warrants”); and (ii) all Shares and Warrants issued as part of the Units (which together constitute all of the ordinary shares or rights to acquire the same in the Company being registered pursuant to the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1.	Documents

1.1	In preparing this opinion, we have reviewed copies of the following documents:

1.1.1	the Registration Statement;

1.1.2	a registered agent's certificate dated 10 October 2018 identifying the directors and shareholders of the Company issued by the Company's registered agent (the “Registered Agent's Certificate”);

PARTNERS: A Alexander C Anderson A Boyce T Carey R Clark T Corfield D Crosland M Dunster K Friedlaender E Gray

J Greenfield N Kapp T Lane K Le Cras D Le Marquand B Morgan J Morgan CONSULTANTS: N Carey M Eades G Hall

The Guernsey limited liability partnership known as Carey Olsen (Guernsey) LLP is a limited liability partnership incorporated in Guernsey on 1 March 2018 with its registered office at Carey House, Les Banques, St Peter Port GY1 4BZ and registration number 95 (which until 28 February 2018 operated as a legal partnership in Guernsey under the name “Carey Olsen”).

DD3 Acquisition Corp.

1.1.3	written resolutions of the sole director of the Company dated 27 July 2018 and 8 October 2018 authorising, inter alia, the filing of the Registration Statement and the issue of the Shares, the Warrants and the ordinary shares of no par value in the Company to be issued pursuant to the Warrants (the “Board Resolutions”);

1.1.4	the information revealed by our search of the Company's public records on file and available for public inspection at the British Virgin Islands’ Registry of Corporate Affairs (the “Registry of Corporate Affairs”) at the time of our search on 10 October 2018 (the “Company Search”) including:

(a)	the Company's certificate of incorporation;

(b)	the Company's memorandum and articles of association (the “Memorandum and Articles”); and

(c)	all relevant forms and charges (if any) created by the Company and filed at the Registry of Corporate Affairs pursuant to section 163 of the BVI Business Companies Act (the “Act”); and

1.1.5	the public information revealed by our search of the Company on the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the “High Court Database”) by the Registry of the High Court of the Virgin Islands, conducted on 10 October 2018 (the “High Court Search”).

1.2	The documents listed in this paragraph 1 are the only documents and/or records we have examined and the only enquiries we have carried out. In particular, we have made no enquiries as to matters of fact, other than those obtained by the Company Search or the High Court Search (together, the “Searches”).

2.	ASSUMPTIONS

2.1	This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the documents in paragraph 1 above without further enquiry and upon the following assumptions, which we have not independently verified:

2.1.1	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

2.1.2	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of the relevant parties (other than the Company);

2.1.3	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

2.1.4	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions appearing herein and, specifically, we have made no enquiry as to the laws or public policies of the State of New York;

2.1.5	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof;

2.1.6	all public records of the Company, which we examined when carrying out the Searches, are accurate and the information disclosed by the Searches is true and complete (and such information has not since then been altered);

DD3 Acquisition Corp.

2.1.7	the Searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date and time we carried out the Searches;

2.1.8	the Board Resolutions remain in full force and effect and have not been amended, varied or revoked in any respect and the members of the Company have not restricted or limited the powers of the directors in any way; and

2.1.9	there is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of the opinions expressed below.

3.	opinion

3.1	Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

3.1.1	the Company is a company duly incorporated with limited liability under the Act and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name;

3.1.2	the Company has the capacity and power to exercise its rights and perform its obligations under the Registration Statement;

3.1.3	the Shares to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and the terms of the underwriting agreement referred to within the Registration Statement and duly registered in the Company's register of members, will be validly issued, fully paid and non-assessable;

3.1.4	the Warrants and the ordinary shares of no par value in the Company to be issued pursuant to the Warrants when exercised under the terms thereof have been duly authorised for issue and, when issued by the Company in accordance with the terms set out in the Registration Statement and the terms of the Warrant Agreement referred to within the Registration Statement and duly registered in the Company's register of members, will be validly issued, fully paid and non-assessable;

3.1.5	the performance of the Company's obligation sunder the Registration Statement do not and will not conflict with or result in any breach of:

(a)	the Memorandum and Articles; or

(b)	any law of the British Virgin Islands applicable to the Company;

3.1.6	based solely on the High Court Search, from the date of incorporation of the Company until the date and time of our High Court Search, there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands; and

DD3 Acquisition Corp.

3.2	on the basis of the Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement that notice of appointment of a receiver made under section 118 of the Insolvency Act 2003 be registered with the Registry of Corporate Affairs. However, it should be noted that there is no mechanism to file with the Registry of Corporate Affairs notice of an appointment of a receiver made under foreign legislation.

4.	limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transactions envisaged therein achieve the commercial, tax, regulatory or other aims of the parties to the Registration Statement.

5.	GOVERNING LAW AND RELIANCE

5.1	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

5.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement constituting a part thereof.

Yours faithfully,

/s/ Carey Olsen (Guernsey) LLP

Carey Olsen (Guernsey) LLP